Exhibit 23.1

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
     PCAOB REGISTERED


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registration statement on Form SB-2 of Enox Biopharma, Inc., of our report dated January 31, 2008 on our audit of the financial statements of Enox Biopharma, Inc. as of December 31, 2007, and the related statements of operations, stockholders' equity and cash flows from inception June 28, 2007 through December 31, 2007, and the reference to us under the caption "Experts."


/s/ Moore & Associates, Chartered
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Moore & Associates Chartered
Las Vegas, Nevada
February 1, 2008




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